Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read Citizen’s Independent Bancorp’s statements included under Item 4.01(a) in the Form 8-K dated November 25, 2013, and we agree with such statements as they relate to our firm.

/s/Dixon, Davis, Bagent & Co.

Dixon, Davis, Bagent & Company

Granville, Ohio

November 27, 2013